UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2010

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of registrant as specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             OTHER EVENTS

On February 25, 2010, the Board of Directors of the Company reinstated the Company’s stock repurchase program authorization which had been suspended on October 16, 2008.  The Board renewed the authorization for the Company to repurchase approximately 7.9 million additional shares remaining under the 31 million share repurchase authorization.  In addition, the Board approved the adoption of a prearranged stock repurchase plan with Goldman Sachs & Co., intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“10b5-1 Plan”).  The 10b5-1 Plan was adopted to assist the Company in implementing the stock repurchase plan.  The 10b5-1 Plan will become effective March 27, 2010 and terminate on December 28, 2010, unless terminated sooner in accordance with the plan’s terms.  Purchases may be made in the open market or through privately negotiated transactions in support of the stock repurchase plan.  Purchases in the open market will be made in compliance with Rule 10b-18 under the Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATED: February 25, 2010	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ W. Douglas Benn
W. Douglas Benn
Executive Vice President and Chief Financial Officer